Calculation of Filing Fee Tables
S-8
PRA GROUP INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share, to be issued under the PRA Group, Inc. Amended and Restated 2022 Omnibus Incentive Plan	Other	3,500,000	$ 18.82	$ 65,870,000.00	0.0001381	$ 9,096.65
Total Offering Amounts:						$ 65,870,000.00		$ 9,096.65
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 9,096.65
Offering Note
[1]	Represents 3,500,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of PRA Group, Inc. (the "Registrant") being registered hereon that were added to the shares authorized for issuance under the Registrant's Amended and Restated 2022 Omnibus Incentive Plan (the "Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 also covers such indeterminable number of additional shares of Common Stock, as may become issuable under the Plan to prevent dilution in the event of a reorganization, reclassification, stock split, dividend or distribution, or any similar transaction. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Stock Market on August 11, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources